UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

 ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

Driftwood Ventures, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2008, Zoo Games, Inc., the registrant’s wholly-owned subsidiary (“Zoo Games”), entered into an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Zoo Digital Publishing Limited (the “Purchase Agreement”), with Zoo Digital Publishing Limited, a wholly-owned subsidiary of Zoo Games (“Zoo Digital”), Barry Hatch (“Hatch”) and Ian Clifford Stewart (“Stewart,” and together with Hatch, the “Purchasers”), effective as of November 28, 2008, pursuant to which Zoo Games sold 100% of the issued and outstanding share capital of Zoo Digital (the “Shares”) to the Purchasers. Consideration for the Shares consisted of: (i) the delivery by the Purchasers to Zoo Games of an aggregate of 1,886,205 shares of the registrant’s common stock owned by the Purchasers; (ii) the termination of that certain Loan Note Instrument, issued by Zoo Games to the Purchasers, dated as of April 4, 2008, as amended on July 30, 2008, in the principal amount of $500,000 (the “Note”); (iii) termination of that certain Share Purchase Agreement, dated as of April 4, 2008, by and between the Purchasers and Zoo Games (the “Share Purchase Agreement”), pursuant to which Zoo Games initially acquired the Shares from the Purchasers, including the termination of all unsatisfied or unperformed obligations and all restrictions and covenants therein, with no penalty to either party; and (iv) the cancellation of any amounts owed by Zoo Games to the Purchasers pursuant to the Share Purchase Agreement, and the waiver of any future amounts that may be owed by Zoo Games to the Purchasers. Additionally, pursuant to the Purchase Agreement, Zoo Digital agreed to make payments to Zoo Games in the aggregate amount of $403,522 payable in nine equal monthly installments commencing on January 31, 2009, and agreed to cease using the “Zoo” name within 12 months of the closing. The foregoing description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2008, the Share Purchase Agreement and the Note were terminated, effective as of November 28, 2008. The information with respect to the termination of the Share Purchase Agreement and the Note contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information with respect to the Purchase Agreement contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof. Zoo Digital is based in the United Kingdom and distributes software titles throughout Europe.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the registrant changing its name from Driftwood Ventures, Inc. to Zoo Entertainment, Inc., the registrant filed a certificate of ownership and merger, effective as of December 3, 2008, with the Secretary of State of the State of Delaware, thereby (i) effecting the merger into it of its wholly-owned subsidiary Zoo Entertainment, Inc., and (ii) changing its name from Driftwood Ventures, Inc. to Zoo Entertainment, Inc. The certificate of ownership and merger served as an amendment to its certificate of incorporation. The filing of the certificate of ownership and merger was approved by the registrant’s Board of Directors on December 2, 2008. In connection with its name change, the registrant has applied for a new trading symbol on the OTC Bulletin Board. A copy of the certificate of ownership and merger is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits:

Exhibit	Description

3.1	Certificate of Ownership and Merger, filed with the Secretary of State of the State of Delaware on December 3, 2008.

10.1
Agreement for the Sale and Purchase of the entire Issued Share Capital of Zoo Digital Publishing Limited, by and among Zoo Games, Inc., Zoo Digital Publishing Limited, Barry Hatch and Ian Clifford Stewart, dated as of December 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2008
ZOO ENTERTAINMENT, INC.

By:	/s/ Charles Bentz
Name:	Charles Bentz
Title:	Chief Financial Officer